UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2011

CHINA FOREST ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52747	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

888# Tiannin Street, Lishui, Zhejiang, P.R. China, 323000	_______________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011 86 40018-40086

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into Material Definitive Agreement

On January 12, 2011 China Forest Energy Corp., (“we”, “our”, “us”) entered into a share exchange agreement with Zhejiang Forest Bamboo Tec Co., Ltd., a company incorporated under the laws of the People’s Republic of China (”Zhejiang Forest”) Forest Energy Corp., a holder of 95% of the issued and outstanding share capital of Zhejiang Forest (“Forest Energy”) and a company incorporated under the laws of the British Virgin Islands. According to the terms of the share exchange agreement, we agreed to acquire 95% of the share capital of Zhejiang Forest from Forest Energy in exchange for 15,919,000 shares of our common stock. The following is a brief description of the terms and conditions of the share exchange agreement that are material to us:

1.	no material adverse change will occur with the business or assets of our company or Zhejiang Forest since the effective date of the share exchange agreement;

2.	our company and Zhejiang Forest will be reasonably satisfied with their respective due diligence investigation of each other;

3.

Zhejiang Forest will have delivered to our company audited financial statements for the last two fiscal years ended December 31 prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States;

4.	Yongfu Zhu, our current officer and director, will cancel 9,000,000 shares of our common stock held in his name;

5.	Upon closing of the share exchange, we will have no more than 25,000,000 shares of our common stock issued and outstanding.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange as contemplated in the share exchange agreement.

The share exchange agreement is attached as Exhibit 2.1 to this Current Report.

Item 9.01        Financial Statements and Exhibits

Exhibit	Description
No.

2.1	Share Exchange Agreement dated January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FOREST ENERGY CORP.

/s/ Zhengyu Wang
Zhengyu Wang
President, CEO and Chairman

Date: January 18, 2011